EXHIBIT 10.7
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           [FORM OF INDEMNITY AND ESCROW AGREEMENT]

           INDEMNITY AND ESCROW AGREEMENT, dated as of October 21, 1998 (this "Agreement"), by and among (i) LaSalle Partners Incorporated, a Maryland corporation ("Parent"), JLLINT, Inc., an Illinois corporation and an indirect wholly-owned subsidiary of Parent ("US Acquisition Sub"), JLLIP, Inc., an Illinois corporation and an indirect wholly-owned subsid-iary of Parent ("US Acquisition Sub II"), LPI (Australia) Holdings Pty Limited, a corporation organized under the laws of the Australian Capital Territory and an indirect wholly-owned subsidiary of Parent ("Australia Acquisition Sub" and, together with Parent, US Acquisition Sub and US Acquisition Sub II, the "Buyers"), (ii) the Persons named as "Shareholders" on the signature pages hereto (each a "Shareholder" and, collectively, the "Shareholders" (which term includes the Management Shareholders)), and in respect of each Shareholder, if applicable, the person named as its "Related JLW Owner" on the applicable signature page hereto (each a "Related JLW Owner" and, collectively, the "Related JLW Owners") and (iii) Harris Trust and Savings Bank, as escrow agent (the "Escrow Agent").

           WHEREAS, as of the date hereof, Parent and the other parties named therein are entering into a Purchase and Sale Agreement (the "Eu-rope/USA Region Agreement"), pursuant to which, among other things, Parent has the right (and may be required) to acquire all of the issued and outstanding capital stock or share capital, as applicable, of each of the Europe/USA Region Companies;

           WHEREAS, as of the date hereof, Parent, US Acquisition Sub, US Acquisition Sub II and the other parties named therein are entering into a Purchase and Sale Agreement, (the "Asia Region Agreement"), pursuant to which, among other things, US Acquisition Sub and US Acquisition Sub II will collectively acquire (except as otherwise set forth therein) all of the issued and outstanding share capital of each of the Asia Region Companies;

           WHEREAS, as of the date hereof, Parent, US Acquisition Sub, Australia Acquisition Sub and the other parties named therein are entering into a Purchase and Sale Agreement (the "Australasia Region Agreement" and, together with the Europe/USA Region Agreement and the Asia Region Agree-ment, the "Purchase Agreements" and each, individually, a "Purchase Agreement"), pursuant to which, among other things, Australia Acquisition Sub and US Acquisition Sub will collectively acquire all of the issued and outstanding share capital of each of the Australasia Region Companies;

           WHEREAS, it is a condition to the consummation of the transac-tions contemplated by the Purchase Agreement and Joinder Agreement to which each Shareholder and in respect of such Shareholder, if applicable, its Related JLW Owner are parties (the "Applicable Purchase Agreement" and the "Applicable Joinder Agreement," respectively) that such Shareholder and, if applicable, such Related JLW Owner execute and deliver this Agreement;

           WHEREAS, pursuant to Section 6.7 of each Purchase Agreement, the Buyers have agreed, among other things, to establish a trust (the "ESOT," with the trustee thereof being referred to herein as the "ESOT Trustee") for the purpose of holding and distributing 1,787,710 shares of Parent Common Stock (the "ESOT Shares") to certain employees of the JLW Businesses, in accordance with the terms and conditions to be set forth in the trust agreement (the "ESOT Trust Agreement") to be entered into in connection therewith;

           WHEREAS, in connection with the creation of the ESOT, the Buyers will collectively deposit with the Escrow Agent (i) 93,023 ESOT Shares on behalf of the ESOT to be held by the Escrow Agent as Escrow Shares and (ii) 110,171 ESOT Shares on behalf of the ESOT to be held by the Escrow Agent as Adjustment Shares;

           WHEREAS, the ESOT Trustee shall enter into an appropriate joinder agreement (the "ESOT Joinder Agreement"), pursuant to which, among other things, such ESOT Trustee shall become a party to this Agreement and agree to be bound by the applicable terms hereof, in each case solely in its capacity as trustee of the ESOT;

           WHEREAS, pursuant to Section 1.3(c) of the Asia Region Agree-ment, the appropriate Buyers will collectively deposit with the Escrow Agent all of the Forfeiture Shares under the Asia Region Agreement (the "Asia Region Forfeiture Shares") to be held by the Escrow Agent as Escrow Shares, pursuant to and in accordance with Sections 1.1(f), 3.4(e) and 3.7 hereof;

           WHEREAS, Sections 1.2, 1.3 and 6.7 of each Purchase Agreement and Sections 1.2 and 1.3 of each Joinder Agreement provide for the place-ment in escrow, pursuant to the terms of this Agreement, of the Escrow Shares and the Adjustment Shares;

           WHEREAS, pursuant to a Shareholders Contribution and Coordina-tion Agreement to be entered into pursuant to Section 1.8 of each Purchase Agreement (the "SCCA"), the Shareholders, the Related JLW Owners and the JLW Sellers are expected to appoint Robert Orr, Ken Winterschladen and Gerry Kipling as the "Shareholders' Representatives," and Richard Jones, Christopher Radford and Andrew Martin as their respective alternates, for the purposes of the Purchase Agreements, the Joinder Agreements and this Agreement and have agreed to reapportion the various indemnification and payment obligations of the Shareholders and the Related JLW Owners under this Agreement, the Joinder Agreements and the Purchase Agreements; and

           WHEREAS, pursuant to the Purchase Agreements, the SCCA and the Joinder Agreements the Shareholders have authorized the Shareholders' Representatives to, among other things, (i) take all action necessary in connection with the defense and/or settlement of any claims made against the Escrow Fund (as hereinafter defined), (ii) give and receive on behalf of the Shareholders and the Related JLW Owners certain notices required to be given under this Agreement, and (iii) take on behalf of the Shareholders and the Related JLW Owners certain additional actions contemplated to be taken by or on behalf of the Shareholders and the Related JLW Owners by the terms of this Agreement.

           NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, in the Purchase Agreements and in the other Operative Agreements (as defined in each of the Purchase Agreements, which Operative Agreements as so defined are herein collectively referred to as the "Operative Agreements," and each, individu-ally, as an "Operative Agreement"), the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound hereby, the parties hereto agree as follows:


                               ARTICLE I

                            INDEMNIFICATION

           Section  1.1     Indemnification by the Shareholders.
Subject to the terms and conditions and limitations set forth in this Agreement, each of the Buyers and their respective Subsidiaries and Affiliates (other than in each case the Europe/USA Region Companies, the Asia Region Companies, the Australasia Region Companies and their respec-tive Subsidiaries, but subject to the last paragraph of this Section 1.1(a)) together with their respective directors, officers, employees and agents (collectively, the "Indemnified Persons") shall be defended, indemnified and held harmless from and against any and all Losses and Expenses arising out of or relating to:

                            (i)   (x) any breach by any Article III
Entity of any representation or warranty of such Article III Entity contained in Article III of any Purchase Agreement or in any certificate delivered on behalf of any Article III Entity, to the Buyers or any of them pursuant thereto, (y) except as disclosed in Section 3.23 of the Company Disclosure Schedule to each of the Purchase Agreements, all Taxes of any JLW Partnership, Europe/USA Region Company (or Subsidiary thereof), Asia Region Company (or Subsidiary thereof) or Australasia Region Company (or Subsidiary thereof) (whether or not shown as due on any Tax Return) attributable to any taxable year or period ending on or before the Closing Date, including any Pre-Closing Period (as defined in Section 2.3), except for Taxes which are reserved for and shown on any Final Closing Date Balance Sheet and (z) any claim for indemnification made pursuant to the agreements referenced in Section 6.11 of each Purchase Agreement, but only to the extent that the claim that gave rise to such indemnification claim arose out of or was related to the allocation of Consideration among the Shareholders (with a claim for indemnification based on (A) a breach referred to in clause (x) or, (B) clause (z) above or (C) in respect of any such Taxes referred to in clause (y) above being sometimes referred to herein as an "Entity Misrepresentation Claim");

                            (ii)  any intentional and wilful breach
by any Management Shareholder of any representation or warranty of such Management Shareholder contained in Article III of any Purchase Agreement or in any certificate delivered by such Management Shareholder pursuant to
Section 8.4 of such Purchase Agreement (with a claim for indemnification based on such a breach being sometimes referred to herein as a "Management Misrepresentation Claim");

                            (iii) any breach by any Shareholder or
Related JLW Owner of any representation or warranty of such Shareholder or Related JLW Owner contained in any Joinder Agreement (with a claim for indemnification based on such a breach being sometimes referred to herein as an "Individual Shareholder Misrepresentation Claim");

                            (iv)  any breach by any JLW Seller, Eu-
     rope/USA Region Company, Asia Region Company or Australasia
Region Company of any covenant or agreement of such JLW Seller Europe/USA Region Company, Asia Region Company or Australasia Region Company contained in any Purchase Agreement (with a claim for indemnification based on such a breach being sometimes referred to herein as an "Entity Covenant Claim," which claim, in the case of any Europe/USA Region Company, Asia Region Company or Australasia Region Company, may only be based on a breach that has occurred prior to the Closing);

                            (v)   any breach by any Shareholder or
Related JLW Owner of any covenant or agreement of such Shareholder or Related JLW Owner contained in any Joinder Agreement or other Operative Agreement (with any claim for indemnification based on such a breach being sometimes referred to herein as a "Shareholder Covenant Claim");

                            (vi)  all expenses reasonably incurred
in connection with enforcing any arbitrator awards pursuant to Article VIII hereof; and

                            (vii)  any item specified on Schedule 2
hereto.

           For purposes of this Agreement, any Losses or Expenses incurred by any Europe/USA Region Company, Asia Region Company or Australasia Region Company, or any of their respective Subsidiaries, shall be deemed to be Losses or Expenses incurred by the Buyers, and the indemnification of the Indemnified Persons provided for in this Agreement shall be provided by the Shareholders and their Related JLW Owners pursuant to and in accordance with the terms, conditions and limitations set forth in this Agreement; provided that the Escrow Shares deposited with the Escrow Agent on behalf of the ESOT (the "ESOT Escrow Shares") shall also be available in accor-dance with the terms, conditions and limitations set forth in this Agree-ment to satisfy the indemnification obligations of the Shareholders and their Related JLW Owners to the extent a claim is made against the Escrow Fund. Notwithstanding anything to the contrary contained in this Agree-ment, (i) each Asia Region Shareholder and such Shareholder's Related JLW Owner, if any (jointly and severally between such Shareholder and its Related JLW Owner), shall, severally and not jointly, indemnify, defend and hold harmless the Indemnified Persons from and against any and all Losses and Expenses arising out of or relating to (A) any breach by any JLW Seller of any representation or warranty of any JLW Seller under Article IIIA of the Asia Region Agreement and (B) any breach by any JLW Seller of any covenant or agreement of any JLW Seller under Article I (other than Sections 1.4 through 1.9) or Article IIIA of the Asia Region Agreement and
(ii) each Australasia Region Shareholder and such Shareholder's Related JLW Owner, if any (jointly and severally between such Shareholder and its Related JLW Owner), shall, severally and not jointly, indemnify, defend and hold harmless the Indemnified Persons from and against any and all Losses and Expenses arising out of or relating to (A) any breach by any JLW Seller of any representation or warranty of any JLW Seller under Article IIIA of the Australasia Region Agreement and (B) any breach by any JLW Seller of any covenant or agreement of any JLW Seller under Article I (other than Sections 1.4 through 1.9) or Article IIIA of the Australasia Region Agreement. For purposes of this Agreement: (i) any claim under clause
(i)(A) or clause (ii)(A) of the immediately preceding sentence shall be deemed an Individual Shareholder's Misrepresentation Claim, (ii) any claim under clause (i)(B) or clause (ii)(B) of the immediately preceding sentence shall be deemed a Shareholder Covenant Claim, (iii) the several liability of each Asia Region Shareholder (together with its Related JLW Owner, if any) shall be based on such Asia Region Shareholder's pro rata share of the Losses and Expenses subject to indemnification hereunder, which pro rata share shall be based on the proportion that the number of Initial Consider-ation Shares allocated to such Asia Region Shareholder on the Final Master Shareholder List under the Asia Region Agreement bears to the aggregate number of Initial Consideration Shares allocated to all Asia Region Shareholders on such Final Master Shareholder List and (iv) the several liability of each Australasian Region Shareholder (together with its Related JLW Owner, if any) shall be based on its pro rata share of the Losses and Expenses subject to indemnification, which pro rata share shall be based on the proportion that the number of Initial Consideration Shares allocated to such Australasia Region Shareholder on the Final Master Shareholder List under the Australasia Region Agreement bears to the aggregate number of Initial Consideration Shares allocated to all Austral-asia Region Shareholders on such Final Master Shareholder List.

           (b) Notwithstanding any other provision hereof, and except with respect to any Recourse Claim, the sole monetary recourse or monetary relief of all Indemnified Persons against any Person (including, without limitation, any JLW Seller, Shareholder or Related JLW Owner) or asset in respect of any and all Losses and Expenses set forth or referred to in
Section 1.1 hereof or Losses and Expenses otherwise based upon or arising out of or under this Agreement, the Purchase Agreements or any other Operative Agreements, or upon or arising out of the facts and circumstances giving rise to such Losses or Expenses (regardless of the legal theory or the nature of the claim for recovery or cause of action) shall be limited to the indemnification provided hereunder from (and only to the extent of) the Escrow Fund as the same may exist from time to time, provided, that nothing contained herein shall preclude any assertion of any equitable remedies that may exist for fraud; and provided, further, that the Escrow Fund shall not be available for Losses or Expenses incurred as a result of any breach of any covenant contained in any Stockholder Agreement.

           (c)   Notwithstanding the provisions of Section 1.1(a) hereof:

                 (i) with respect to any Individual Shareholder Misrep-resentation Claim or Shareholder Covenant Claim, each Shareholder and, if applicable, its Related JLW Owner from whom such Shareholder has received Shares (or the right to receive Shares) breaching the applicable represen-tation, warranty or covenant contained in the Applicable Joinder Agreement or other Operative Agreement to which such Shareholder or such Related JLW Owner is a party (jointly and severally between such Shareholder and such Related JLW Owner) shall be severally liable for any Losses and Expenses arising out of or relating to any such breach; and

                 (ii) with respect to any Management Misrepresentation Claim, each Management Shareholder who has intentionally and willfully breached the applicable representation or warranty shall be severally liable for any Losses and Expenses arising out of or relating to any such breach, but only to the extent that such breach, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.
           (d) Notwithstanding any other provisions hereof, the liabili-ty of each Shareholder and, if applicable, its Related JLW Owner for monetary damages or monetary relief, including each Management Shareholder, under this Agreement, the Applicable Joinder Agreement and the other Operative Agreements to which such Shareholder and, if applicable, each Related JLW Owner is a party (whether based on a breach of any agreement, covenant, representation or warranty contained therein or pursuant to any indemnification obligation set forth therein or based on any other cause of action or legal theory in respect thereof) shall not exceed the aggregate value of the Consideration received or to be received by such Shareholder and Related JLW Owner under the Applicable Joinder Agreement, this Agree-ment, the SCCA or other Operative Agreements to which such Shareholder and, if applicable, Related JLW Owner is a party (it being understood that, for such purposes, each Consideration Share shall be valued at an amount equal to US$32.215 (subject to appropriate adjustment in the case of stock dividends, stock splits, combinations or other recapitalizations of Parent effected after the date hereof). The ESOT Escrow Shares shall be available in accordance with the terms, conditions and limitations set forth in this Agreement to satisfy the indemnification obligations of the Shareholders and their Related JLW Owners to the extent a claim is made against the Escrow Fund (it being understood that, for such purposes, each ESOT Escrow Share shall be valued at an amount equal to US$32.215 (subject to appropri-ate adjustment in the case of stock dividends, stock splits, combinations or other recapitalizations of Parent effected after the date hereof).

           (e)   Notwithstanding the provisions of  Section 1.1(a)(i) or
Section 1.1(a)(vii) hereof, to the extent that Indemnified Persons incur Losses or Expenses under such Section 1.1(a)(i) or such Section 1.1(a)(vii- ), the Indemnified Persons shall be entitled to indemnification only with respect to any claim relating to Losses and Expenses which (as finally determined hereunder) individually exceeds US$100,000 (each a "Minimum Claim") and in any event only if the aggregate amount of all Minimum Claims by all Indemnified Persons (as finally determined hereunder) exceeds US$5,000,000, in which case, the Indemnified Persons shall be indemnified for the full amount of all such Minimum Claims; provided, that the forego-ing limitations do not apply with respect to a Recourse Claim or any Entity Misrepresentation Claim arising out of or relating to any breach by any
Article III Entity of any representation or warranty of such Article III Entity contained in Section 3.1 of any Purchase Agreement; provided that to the extent that Parent actually receives an indemnification payment directly from a Shareholder or the Related JLW Owner in respect of such Recourse Claim or Entity Misrepresentation Claim, the amount of such payment shall not be counted in determining whether the minimum Claims
exceed US$5,000,000.   For purposes of determining any breach of the
representations and warranties referred to in Section 1.1(a)(i) hereof, references to "Company Material Adverse Effect," "material" or "materially" or any other word that is derived from the word "material" set forth therein shall be disregarded, except as, and to the extent, set forth on
Schedule 1 hereto.

           (f) Notwithstanding any other provision of this Agreement, the Asia Region Forfeiture Shares shall be available in accordance with the terms, conditions and limitations set forth in this Agreement solely to satisfy the indemnification obligations of the Asia Region Shareholders and their Related JLW Owners to the extent a claim is made against the Escrow Fund for any Entity Misrepresentation Claim arising out of or relating to any breach of Section 3.1 of the Asia Region Agreement (an "Asian Title Claim").

           (g) Notwithstanding any other provision of this Agreement, as of and after the Closing, no Europe/USA Region Company, Asia Region Company or Australasia Region Company, or any of their respective Subsidiaries, shall have any liability under this Agreement, and no JLW Seller, JLW Party, Asia Region Shareholder, Australasia Region Shareholder or Eu-rope/USA Region Shareholder or Related JLW Owner of any of the foregoing, if any, shall threaten or bring any claim or Action whatsoever against a Europe/USA Region Company, Asia Region Company or Australasia Region Company, or any of their respective Subsidiaries or Affiliates or any of their respective directors, officers, employees and agents (other than against a Europe/USA Region Shareholder, Asia Regional Shareholder, or Australasia Region Shareholder or any Related JLW Owner of any of the foregoing for contribution to any amounts payable by such JLW Seller, JLW Party, Asia Region Shareholder, Australasia Region Shareholder, Europe/USA Region Shareholder or Related JLW Owner or any of the foregoing under this
Section 1.1 or Article II hereof or otherwise under this Agreement.

           (h)   Notwithstanding the provisions of Section 1.1(a) hereof,
(i) no claim for indemnification may be asserted by any Indemnified Person under this Agreement prior to the Closing Date, and no Entity Misrepresen-tation Claim, Management Misrepresentation Claim or Entity Covenant Claim may be asserted unless notice of such claim is properly given pursuant to
Section 1.2 hereof prior to (A) the date which is five (5) Business Days prior to December 31, 2000 with respect to any Asian Title Claim that is asserted in respect of the Asia Region Forfeiture Shares and (B) the 450th day after the Closing Date with respect to all other Entity Misrepresenta-tion Claims, Management Misrepresentation Claims and Entity Covenant Claims and (ii) any Individual Shareholder Misrepresentation Claim, Shareholder Covenant Claim or any claim made under Article II hereof may be asserted at any time.

           (i) Notwithstanding anything to the contrary contained herein, each Party shall bear its own Expenses incurred in connection with any Action, arbitration or Claim solely between the parties hereto (other than pursuant to Section 6.5 of any Stockholder Agreement), subject to the right of any court or arbitration panel to award Expenses to the prevailing party (excluding Expenses incurred in connection with the enforcement of any judgment or award).

           (j) Neither Article I nor Article II of this Agreement nor, for the avoidance of doubt, any covenant or indemnity contained in any of the Purchase Agreements shall:-

                      (A)   cover any Tax Liability consisting of
Transfer Taxes ("IP Transfer Taxes") arising in respect of the Intellectual Property Rights transferred to NewCo 1 pursuant to the Integration Agreements (so that, for the avoidance of doubt, any liability in respect of IP Transfer Taxes shall not count towards the Transfer Tax Threshold as defined in Section 2.1(a)(ii)); or

                      (B) cover any Tax Liability attributable to any amendment, modification or tax election (including in particular any voluntary disclaimer of the whole or part of any allowance available under
Part II of the Capital Allowances Act 1990 or the failure to make or maintain a valid claim for any other available relief from Tax) made to or in a Tax Return by the Indemnified Persons after the Closing Date with respect to any Tax Return for a Pre-Closing Period without the consent of the Shareholders' Representatives (which consent shall not be unreasonably withheld or delayed) with respect to such Company or Company Subsidiary.

           Any cash payment made to an Indemnified Person in respect of a liability arising under this Agreement in respect of any of the Purchase Agreements (an "Indemnity Payment") shall so far as possible constitute repayment of any Cash Consideration paid under the Applicable Purchase Agreement to the Person making the Indemnity Payment in question.

           (k)   EACH SHAREHOLDER AND ITS RELATED JLW OWNER (AS APPLICA-
BLE) ACKNOWLEDGES THAT SUCH SHAREHOLDER AND RELATED JLW OWNER HAS RECEIVED A COPY OF THE APPLICABLE JOINDER AGREEMENT AND THE APPLICABLE PURCHASE AGREEMENT AND HAS REVIEWED EACH SUCH AGREEMENT, INCLUDING, WITHOUT LIMITA-TION, (I) THE REPRESENTATIONS AND WARRANTIES OF SUCH SHAREHOLDER AND RELATED JLW OWNER (AS APPLICABLE) CONTAINED IN THE APPLICABLE JOINDER AGREEMENT (AND (A) WITH RESPECT TO THE ASIA REGION SHAREHOLDERS, THE REPRESENTATIONS AND WARRANTIES OF THE APPLICABLE JLW SELLERS UNDER ARTICLE IIIA OF THE ASIA REGION PURCHASE AGREEMENT AND (B) WITH RESPECT TO THE AUSTRALASIA REGION SHAREHOLDERS, THE REPRESENTATIONS AND WARRANTIES OF THE APPLICABLE JLW SELLERS UNDER ARTICLE IIIA OF THE AUSTRALASIA REGION PURCHASE AGREEMENT) AND (II) WITH RESPECT TO MANAGEMENT SHAREHOLDERS, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III OF EACH OF THE PURCHASE AGREEMENTS.

           Section 1.2 Notice. The parties intend that all indemni-fication claims be made as promptly as practicable by the Indemnified Persons. Whenever any claim shall arise for indemnification under Section 1.1(a) or Article II hereof, the Indemnified Person shall promptly notify
(i) the Shareholders' Representatives and (ii) each Shareholder, if any, and, if applicable, the Related JLW Owner against whom a claim for indemni-fication is being made directly, of the facts constituting the basis for such claim and, to the extent ascertainable at that time, a good faith estimate of the amount of Losses that are subject to such claim. Subject to Section 1.1(e) hereof, the failure by the Indemnified Persons to so notify shall not relieve the Indemnifying Persons of any liability that he, she, it or they may have to the Indemnified Persons, except to the extent the Indemnifying Persons demonstrate that the defense of such action is materially prejudiced thereby. In the case of any Asian Title Claim, the claim notice shall specify an allocation of such claim between the Asia Region Forfeiture Escrow Shares and the other Escrow Shares comprising the Escrow Fund. The applicable Indemnified Persons shall also notify the Shareholders' Representatives (and any applicable Shareholder and, if applicable, the Related JLW Owner) on a quarterly basis of (i) the amount of any Expenses incurred by such Indemnified Persons during the preceding quarter for which indemnification is to be sought and (ii) any change in the estimated amount of Losses subject to such claim. For purposes of this Agreement, "Indemnifying Persons" means the Person or Persons obligated to indemnify the Indemnified Persons.

           Section 1.3 Claims by Third Parties. With respect to claims made by third parties, the Indemnified Persons shall be entitled to control the defense of such claims and shall use commercially reasonable efforts to defend such claims in connection therewith with counsel reason-ably satisfactory to the Indemnifying Persons and shall conduct such defense in good faith; provided, that:

                 (a) the Indemnifying Persons and the Shareholders' Representatives shall be entitled to participate in the defense of such claim and to employ counsel at their own expense to assist in the handling of such claim;

                 (b) With respect to claims other than Tax claims, no Indemnified Person shall consent to the entry of any judgment or enter into any settlement without the consent of (x) the Indemnifying Person or Persons and (y) the Shareholders' Representatives (if a claim is being made against the Escrow Fund) (which consent shall not be unreasonably withheld or delayed), (i) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnifying Person of a release from all liability with respect to such claim, (ii) if such judgment or settlement would result in the finding or admission of any violation of Law, (iii) if as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnifying Party, or (iv) such settlement would result in Liabilities not covered by the Escrow Fund; provided that, prior to settling any claim with respect to which such consent is not required, the Indemnified Persons shall nonetheless consult with and consider in good faith the views of the Indemnifying Persons and the Shareholders' Representatives; and

                 (c) with respect to Tax claims, no Indemnified Person shall consent to the entry of any judgment or enter into any settlement without the consent (which consent shall not be unreasonably withheld) of the Indemnifying Person or Persons and, if a claim is being made against the Escrow Fund, the Shareholders' Representatives.


                              ARTICLE II


TAX MATTERS

           Section 2.1 Special Tax and other Indemnification by the Shareholders and Related JLW Owners. (a) Each Shareholder and, if applica-ble, its Related JLW Owner (jointly and severally between such Shareholder and its Related JLW Owner) severally agrees to indemnify, defend and hold the Indemnified Persons harmless from and against,

                            (i)   (x) all Taxes of such Shareholder
and the Related JLW Owner, if applicable, and (y) any social security, contributions or similar employment Tax in respect of such Shareholder and/or Related JLW Owner, if applicable, imposed on any of the Europe/USA Region Companies, the Asia Region Companies, the Australasia Region Companies or any of their respective Subsidiaries and any other Taxes required to be withheld as a result of or in connection with the income of, or the payment or transfer of Consideration to, such Shareholder and/or Related JLW Owner (but excluding any Transfer Taxes), but in each case only to the extent such Taxes are not reserved for and shown on the Final Closing Date Balance Sheets;

                            (ii)  any Transfer Taxes arising out of
or in connection with any transaction between (x) such Shareholder and/or such Related JLW Owner and (y) the Buyers, the JLW Partnerships, the JLW Sellers, the Europe/USA Region Companies, the Asia Region Companies, the Australasia Region Companies or any of their respective Subsidiaries contemplated by the Purchase Agreements (including the Integration) or this Agreement, but only to the extent that the aggregate amount of Transfer Taxes indemnifiable under this provision by all Shareholders and Related JLW Owners (such aggregate indemnification amount without giving effect to the limitation below being herein called the "Aggregate Transfer Tax Liability") exceeds the greater of (1) US$3 million and (2) the aggregate amount reserved for and shown on the Final Closing Date Balance Sheets (the amount of any excess being herein called the "Excess Amount" and the difference between the Excess Amount and the Aggregate Transfer Tax Liability being herein called the "Transfer Tax Threshold") and provided that the liability of any particular Shareholder (and/or its Related JLW Owner, if applicable) in respect of any Excess Amount shall be limited to the amount of such Excess Amount which, as a percentage, is equal to the ratio of the Aggregate Transfer Tax Liability arising out of or in connec-tion with transactions with such Shareholder (and/or its Related JLW Owner, if applicable) to the Aggregate Transfer Tax Liability arising out of or in connection with the transactions with all Shareholders (and/or their Related JLW Owners, if applicable); and

                            (iii)      all expenses reasonably incurred
in connection with enforcing any arbitrator awards pursuant to Article VII hereof in respect of any indemnification claim under this Article II.

                 (b) The Shareholders and the Related JLW Owners specified on Exhibit 1 to this Agreement shall, jointly and severally, indemnify, defend and hold the Indemnified Persons harmless from and against, all Taxes of JLW Holdings Pty Limited and JLW Australia Pty Limited for any taxable year or taxable period ending on or before the Closing Date, including any Pre-Closing Period (as hereinafter defined), except to the extent reserved for and shown on the applicable Final Closing Date Balance Sheet and (for the avoidance of doubt) taking proper account of any Tax benefit realized after the Closing Date which is attributable to any Tax detriment suffered prior to the Closing Date.

                 (c) For purposes of this Section 2.1, any reference to a Shareholder or Related JLW Owner with respect to the Asia Region Compa-nies, the Australasia Region Companies or any of their respective Subsid-iaries shall be deemed to include any Seller in which such Shareholder or Related JLW Owner is a direct or indirect shareholder, beneficiary or owner. In case of any Liability under Section 2.1 attributable to this subsection (c), each Shareholder and, if applicable, its Related JLW Owner) agrees severally to indemnify, defend and hold the Indemnified Persons harmless from and against all such Liabilities, Taxes, Transfer Taxes and expenses, but in each case only for that part of such Liabilities, Taxes, Transfer Taxes and expenses which, as a percentage, is equal to the percentage of the issued share capital of any Seller which is a corporation or beneficial ownership interest of any Seller which is a trust held directly or indirectly by such Shareholder (or its Related JLW Owner) immediately prior to the Closing.

           Section 2.2 JLW Continuation. Each Shareholder and, if applicable Related JLW Owner specified on Exhibit 2 hereto (such Sharehold-ers and Related JLW Owners together being all of the holders of all of the issued share capital of JLW Continuation) agrees severally (but as between each such Shareholder and its Related JLW Owner, jointly and severally) to indemnify, defend and hold the Indemnified Persons harmless from and against (a) all Liabilities of JLW Continuation arising out of or in connection with any period prior to the Closing Date, including with respect to Taxes for any taxable year or period ending on or before the Closing Date including any Pre-Closing Period, and (b) all expenses reasonably incurred in connection with enforcing any arbitrator awards pursuant to this Section 2.2, but in each case only for that part of such Liabilities, Taxes or expenses which, as a percentage, is equal to the percentage of the issued share capital of JLW Continuation held by such Shareholder (or its Related JLW Owner) immediately prior to the Closing.

           Section 2.3 English Partnership Deed. Each Shareholder and, if applicable, Related JLW Owner specified on Exhibit 3 hereto shall severally (but as between each such Shareholder and its Related JLW Owner, jointly and severally) indemnify, defend and hold the Indemnified Persons harmless from and against, any Liabilities arising out of or in connection with the Jones Lang Wootton Retired Partners' Deed by and among the parties named therein, dated 18th February 1994, as amended, except to the extent reserved for and shown on the applicable Final Closing Balance Sheet.

           Section  2.4     Jones Lang Wootton (Hong Kong) Annuity
Scheme. Each Shareholder and, if applicable, Related JLW Owner specified on Exhibit 4 hereto shall severally (but as between each such Shareholder and its Related JLW Owner, jointly and severally) indemnify, defend and hold the Indemnified Persons harmless from and against, (i) any Liabilities arising out of or in connection with the Trust Deed and Rules by and between JLW Asia Holdings Limited and Procon Services Company, dated 1st April 1994, establishing the Jones Lang Wootton (Hong Kong) Annuity Scheme and (ii) any Liabilities arising out of any claims by ex-directors of JLW Hong Kong to profit shares pursuant to their rights as creditors thereof, except to the extent reserved for and shown on the applicable Final Closing Balance Sheet.

           Section  2.5     Closing Period.  For purposes of Sections
1.1, 2.1 and 2.2, any Taxes for a taxable period beginning on or before the Closing Date and ending after the Closing Date (the "Closing Period") shall be apportioned between the Buyers and the applicable Shareholder(s) and Related JLW Owner(s) as if the Closing Period had ended on the Closing Date and the portion of the Closing Period deemed to end on the Closing Date shall be deemed to be a taxable period (the "Pre-Closing Period"). All real property taxes, personal property taxes, intangible taxes and similar ad valorem obligations levied with respect to the assets of any Europe/USA Region Company, Asia Region Company or Australasia Region Company or any of their respective Subsidiaries shall be apportioned between the Buyers and the applicable Shareholder(s) and Related JLW Owner(s) as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Period and the number of days of such taxable period after the Closing Date.

           Section 2.6 Claims for Indemnification. The parties intend that all indemnification claims under this Article II shall be made as provided in Article I hereof.

           Section 2.7 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                 (a) "Tax" or "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, includ-ing, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, document, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed by or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, imposed with respect to the income, business, operations or assets of any Europe/USA Region Company, Asia Region Company or Australasia Region Company, or any of their respec-tive Subsidiaries, and in each instance such term shall include any interest, penalties and additions to Tax attributable to any such Tax.

                 (b) "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) with respect to Taxes filed or required to be filed with any Authority.

                 (c) "Transfer Taxes" means any transfer, documentary, sales, use, stamp, duties, recording, filing or other similar tax or fees (including any penalties, interest or additions).

                              ARTICLE III

                           ESCROW PROCEDURES

           Section 3.1 Acknowledgment of Receipt. On the Closing Date, the Buyers shall deliver to the Escrow Agent the Escrow Shares, pursuant to, and in accordance with, Sections 1.2 and 1.3 of each of the Purchase Agreements, in the name of the Escrow Agent (or its nominee), to be held as nominee and for the benefit of the Shareholders and the ESOT as set forth in this Agreement. As so deposited, the Escrow Shares, together with any distributions, property or other rights distributed (including, without limitation, upon a stock split, stock dividend or other recapital-ization of Parent), other than any cash dividends, with respect to or in exchange for, or otherwise attaching to, the Escrow Shares, are herein collectively referred to as the "Escrow Fund." Each of the parties hereto acknowledges and agrees that the Escrow Shares will not be issued in the name of any Shareholder until released to such Shareholder or the ESOT Trustee pursuant to this Agreement and each Shareholder and the ESOT Trustee agrees that such Shareholder and ESOT Trustee shall not sell, transfer, encumber or otherwise dispose of any Escrow Shares or other property constituting a part of the Escrow Fund deposited hereunder or any interest therein unless and until such Escrow Shares or other property constituting a part of the Escrow Fund are delivered to such Shareholder or the ESOT Trustee pursuant to the terms of this Escrow Agreement, and any purported transfer in violation of the foregoing restriction shall be null, void and of no force or effect. The Escrow Agent shall acknowledge receipt of the Escrow Shares in writing to the Shareholders' Representatives (on behalf of the Shareholders) and the ESOT Trustee (on behalf of the ESOT) and the Buyers, and agrees to hold and dispose of the Escrow Fund in accordance with the terms and conditions set forth herein. The Escrow Agent shall maintain for each Shareholder and the ESOT a subaccount (a "Subaccount") reflecting such Shareholder's and the ESOT's interest in the Escrow Shares or other property constituting the Escrow Fund from time to time. The allocation of the Escrow Shares delivered to the Escrow Agent on the Closing Date to the Shareholders' and the ESOT's Subaccounts shall be made pursuant to the joint written instructions of Parent and the Share-holders' Representatives at the time of such delivery in accordance with the Final Master Shareholders List under each of the Purchase Agreements. The balance of the Escrow Shares in each Subaccount shall be adjusted from time to time by the Escrow Agent to reflect any portion of any Allowed Claim (as hereinafter defined) debited against such Subaccount in accor-dance with the provisions of Section 3.4(e) below, as well as any distribu-tions of Escrow Shares and property constituting the Escrow Fund to the relevant Shareholder or the ESOT Trustee (on behalf of the ESOT). In the event of any stock split, stock dividend or other combination or subdivi-sion of the Escrow Shares, or the receipt of any other dividend or distri-bution in respect of any of the Escrow Shares, the Subaccounts of the Shareholders and the ESOT shall be adjusted accordingly. Any cash divi-dends received by the Escrow Agent in respect of any Escrow Shares allocat-ed to any Subaccount shall be promptly paid over by the Escrow Agent to the relevant Shareholder or the ESOT Trustee (on behalf of the ESOT), as applicable.

           Section 3.2 Authority of Escrow Agent. Each Shareholder, by execution and delivery of this Agreement, and the ESOT Trustee, by execution and delivery of the ESOT Joinder Agreement, constitutes and appoints the Escrow Agent as his, her or its true and lawful agent and attorney-in-fact to hold in his, her or its name (or nominee's name), and to assign and transfer the Escrow Shares and the Escrow Fund for the ESOT Trustee and each such Shareholder and in the place and stead of the ESOT Trustee and each such Shareholder, as fully and to all the same extent as the ESOT Trustee or such Shareholder could do in his, her or its own behalf, as shall from time to time be required in accordance with the provisions of this Agreement. In furtherance of the foregoing and not in limitation thereof, the Escrow Agent is specifically authorized to forward any certificates representing any of the Escrow Shares or any other property constituting a part of the Escrow Fund to Parent's transfer agent for purposes of having any such shares or other property surrendered to Parent as may be necessary to comply with the terms of this Agreement. Such authority of the Escrow Agent shall not be affected by the subsequent bankruptcy, insolvency, death, disability or incompetence of any of the Shareholders.

           Section  3.3     Ownership of Escrow Fund; Voting.   Unless
and until assigned, transferred and delivered to Parent, the Shareholders or the ESOT Trustee (on behalf of the ESOT) in accordance with the provi-sions hereof, the Escrow Shares and any other property constituting a part of the Escrow Fund deposited with the Escrow Agent shall be held in trust for the ESOT and each Shareholder in proportion to the number of Escrow Shares allocated from time to time to the Subaccount of the ESOT and each such Shareholder (such number of Escrow Shares being referred to herein, as with respect to the ESOT or each such Shareholder, the ESOT's or such Shareholder's, as the case may be, "Proportionate Share"). All distribu-tions, property and other rights distributed (including, without limita-tion, upon a stock split, stock dividend or other recapitalization of Parent), other than cash dividends, with respect to or in exchange for, or otherwise attaching to, the Escrow Shares shall attach to and run with, or be exchanged for, as the case may be, the Escrow Shares, shall become a part of the Escrow Fund and shall be delivered to the ESOT Trustee (on behalf of the ESOT), the Shareholders or Parent in accordance with the terms and conditions of this Agreement.

           (b) The Escrow Agent shall (to the extent legally permissi-ble) vote the Escrow Shares allocated to a Shareholder's Subaccount in accordance with the applicable provisions of the Stockholder Agreement to which such Shareholder is a party, provided that if such Stockholder Agreement does not contain instructions as to how such Escrow Shares shall be voted, the Escrow Agent shall vote such Escrow Shares in accordance with the joint written instructions of Parent and such Shareholder, provided further that if the Stockholder Agreement does not contain such instruc-tions and Parent and such Shareholder do not provide the Escrow Agent with joint written instructions, the Escrow Agent shall not, and shall have no duty to, vote the Escrow Shares. The Escrow Agent shall (to the extent legally permissible) vote the Escrow Shares allocated to the Subaccount of the ESOT in proportion to the vote of the other Escrow Shares.

           Section 3.4 Disposition of Escrow Fund. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 1.1(f)) each Indemnified Person shall be entitled to receive payment directly from the Escrow Fund in the amount which, at any time and from time to time, such Indemnified Person is entitled to be indemnified as provided in Sections 1.1, 2.1 or 2.2 hereof, as applicable, in each case in accordance with the following provisions:

                 (a)  If and whenever any Indemnified Person (the
"Claiming Party") shall assert a claim pursuant to Sections 1.1, 2.1 or 2.2 of this Agreement (the "Claim") as to which a claim against the Escrow Fund is desired and permitted to be made, the Claiming Party shall provide the Escrow Agent and the Shareholders' Representatives with the notice (the "Claim Notice") contemplated by Section 1.2 hereof.

                 (b)  If the Shareholders' Representatives receive a
Claim Notice, they may, as herein provided, respond in writing to such Claim Notice (with a copy to the Escrow Agent) within 20 days from the date the same was delivered (herein called the "Response Period"). If the Shareholders' Representatives do not forward a written response to the Escrow Agent and the Claiming Party within the Response Period, then the Shareholders' Representatives shall be deemed to have acknowledged the correctness of such Claim for the full amount thereof as specified in the Claim Notice, but solely for the purpose of the Claiming Party's claim against the Escrow Fund. If the Shareholders' Representatives acknowledge the correctness of a Claim for such purpose in a writing to the Escrow Agent or if the Shareholders' Representatives are deemed to have acknowl-edged the correctness of a Claim for such purpose pursuant to the foregoing sentence, then the Escrow Agent shall (i) immediately notify the Claiming Party in writing, with a copy to the Shareholders' Representatives and Parent, that the Claim described in the Claim Notice is accepted by the Shareholders' Representatives (such notice being hereinafter referred to as the "Acceptance Notice"); (ii) within two Business Days thereof, deliver or cause to be delivered to Parent's transfer agent certificates representing Escrow Shares, valued in accordance with Section 3.4(d) hereof (and/or to Parent any other property constituting a part of the Escrow Fund), for purposes of having any such shares or other property surrendered to Parent, in an aggregate amount equal to the lesser of (A) the amount specified in the Claim Notice and (B) the aggregate amount remaining in the Escrow Fund.

                 (c) At any time during an applicable Response Period, the Shareholders' Representatives may notify the Claiming Party, with a copy to the Escrow Agent, that the Claim described in the applicable Claim Notice or any portion thereof is disputed by the Shareholders' Representa-tives (such notice being hereinafter referred to as the "Dispute Notice"). Upon receipt of a Dispute Notice, the Escrow Agent shall immediately (i) follow the procedures set forth in clauses (i) and (ii) of Section 3.4(b) hereof with respect to an amount equal to that portion, if any, of the Claim which is not disputed by the Shareholders' Representatives and (ii) shall not distribute to the ESOT Trustee (on behalf of the ESOT) or any Shareholders pursuant to the provisions of Section 3.6 hereof that portion of the Escrow Fund equal to the amount of the Claim which is disputed by the Shareholders' Representatives (the "Disputed Amount"). Thereafter, the Escrow Agent shall not take any action with respect to such Disputed Amount until the Escrow Agent shall have received a certified copy of a final decision of arbitrators rendered in accordance with the provisions set forth in Section 7.1 hereof with respect to the Disputed Amount, or the Escrow Agent shall have received a copy of a written agreement between the Claiming Party and the Shareholders' Representatives resolving such dispute and setting forth the amount, if any, of the Disputed Amount which such Claiming Party is entitled to receive. If the Claiming Party and the Shareholders' Representatives do not resolve a dispute regarding a Claim within 10 days after the delivery of a Dispute Notice, either party may submit the dispute to arbitrators for resolution in accordance with the provisions of Section 7.1 hereof. The Escrow Agent will follow the procedures set forth in clauses (i) and (ii) of Section 3.4(b) hereof with respect to the amount the Claiming Party is entitled to receive as set forth in such arbitrator's decision after the expiration of two Business Days from the receipt of such decision or, in the event that the amount to which the Claiming Party is entitled is established pursuant to an agree-ment between the Claiming Party and the Shareholders' Representatives, within two Business Days after the Escrow Agent's receipt of such agree-ment.

                 (d) For purposes of this Agreement, each Escrow Share shall be valued at an amount equal to US$32.215 (subject to appropriate adjustment in the case of stock dividends, stock splits, combinations or other recapitalizations of Parent effected after the date hereof, in which event Parent and the Shareholders' Representatives will provide written notice to the Escrow Agent of such adjustment value ).

                 (e) In the event that any Escrow Shares or other property forming part of the Escrow Fund is distributed by the Escrow Agent to Parent in accordance with the provisions of this Section 3.4 in respect of any portion of a Claim that has been finally determined by agreement of Parent and the Shareholders' Representatives or by the decision of arbitra-tors pursuant to the terms of this Agreement (an "Allowed Claim"), the allocation of the deduction of such Escrow Shares or other property to the Subaccounts of the ESOT and the Shareholders shall be made by the Escrow Agent in accordance with the written instructions of the Shareholders' Representatives (which instructions may, for example, indicate that such deductions will be allocated only to certain Subaccounts and not others) and in the absence of any such instructions shall be allocated to the Subaccounts of the ESOT and all Shareholders on the basis of the ESOT's and such Shareholder's Proportionate Share.

                 (f) Notwithstanding anything to the contrary contained in this Agreement, the Indemnified Persons shall not be required but are entitled to make a claim against the Escrow Fund with respect to a Share-holder Claim or Management Misrepresentation Claim. In addition, in respect of any single Shareholder Claim or Management Misrepresentation Claim, Parent may bring separate claims against the applicable Shareholder and/or the applicable Related JLW Owner and the Escrow Fund, provided that Parent's aggregate recovery whether from the Escrow Fund or such Sharehold-er and/or Related JLW Owner, or both, shall not exceed the aggregate value of such Claim. In such event, unless otherwise agreed in writing at the time by all relevant parties, no determination or finding made in a Claim against the Escrow Fund shall have any preclusive effect (including without limitation any claim of res judicata) in respect of a Claim against any Shareholder and/or any Related JLW Owner, or vice versa.

                 (g) In order to assist in effectuating the provisions of this Agreement, in the event that the Indemnified Persons are finally determined to be entitled to indemnification with respect to Losses and/or Expenses relating to a Claim made pursuant to this Agreement, the Share-holder or Shareholders, and/or their respective Related JLW Owner or Related JLW Owners, if applicable, consent to the entry of stop transfer orders with Parent's transfer agent against the transfer of any Consider-ation Shares owned by such Shareholder or Shareholders or Related JLW Owner or Related JLW Owners, until such time as (i) Consideration Shares with a value equal to the amount of such finally determined Losses and/or Expenses (using the value specified in Section 3.4(d) hereof) have been surrendered to Parent for cancellation or (ii) cash equal to the amount of such finally determined Losses and/or Expenses has been paid to Parent, in which case such stop transfer orders shall be withdrawn by Parent, in each case, as soon as practicable following such surrender of Consideration Shares or cash payment.

           Section 3.5 Distribution of Escrow Fund. Notwithstanding anything to the contrary contained in this Agreement, but subject to
Section 3.7 below:

                 (a) On the first business day after the 450th day after the Closing Date (the "Distribution Date"), the Escrow Agent shall deliver to Parent, with a copy to the Shareholders' Representatives, the Escrow Agent's calculation (the "Distribution Notice") (which calculation, absent manifest error, shall be final and binding as to each of the parties hereto) of the original number of Escrow Shares placed in escrow less the sum of (i) the number of Escrow Shares, if any, by which the Escrow Fund has been reduced pursuant to Section 3.4(b) or 3.4(c) hereof, (ii) the number of Escrow Shares equal to the aggregate dollar amount of all Claims, if any, asserted pursuant to Section 1.1, 2.1 or 2.2 of this Agreement (other than any Asian Title Claims pending in respect of the Asia Region Forfeiture Shares) and set forth in Claim Notices that are subject to an unexpired Response Period pending as of the Distribution Date, in each case to which the Shareholders' Representatives have not responded pursuant to
Section 3.4(b) or (c) hereof, and (iii) the number of Escrow Shares equal to the aggregate dollar amount of all Disputed Amounts, if any, as of the Distribution Date with respect to Claims asserted pursuant to Section 1.1,
2.1 or 2.2 of this Agreement (other than any Asian Title Claims pending in respect of the Asia Region Forfeiture Shares) (the Escrow Shares remaining after the deductions described in clauses (i), (ii) and (iii) being herein called the "Distribution Shares"). The Escrow Agent shall distribute to the Shareholders and the ESOT Trustee (on behalf of the ESOT) their respective Proportionate Share of the Distribution Shares (and any related property) within two Business Days after the Distribution Date or if an Allocation Proposal has been made, within two Business Days following the 10 Business Day period referenced in Section 3.4(e).

                 (b)  [Intentionally Left Blank]

                 (c) Upon distribution of the entire Escrow Fund pursuant to the terms of this Agreement, the obligations of the Escrow Agent under this Agreement shall terminate.

                 (d) At any time prior to final termination of this Agreement as provided in Section 3.5(c) hereof, the Escrow Agent shall, if so instructed in a writing signed by Parent and the Shareholders' Represen-tatives, take or omit to take such action with respect to the Escrow Fund as is specified in such writing and delivered to the Escrow Agent.

                 (e) The Escrow Agent shall be authorized to withhold or deduct from distributions or payments to the Shareholders and the ESOT and to pay over to any applicable governmental or regulatory authority any amounts which it reasonably determines may be required to be so withheld or deducted pursuant to applicable law. All amounts withheld pursuant to the provisions of any applicable law with respect to any distribution or payments shall be treated as amounts distributed to such Shareholder or, as the case may be, the ESOT, pursuant to this Section 3.5 for all purposes under this Agreement.

                 (f) Notwithstanding the foregoing, in the event that under any of the provisions contained herein, the Escrow Agent would be required to deliver fractional interests in Escrow Shares to the ESOT Trustee (on behalf of the ESOT) or any Shareholder, Parent shall purchase from the Escrow Agent such a number of Escrow Shares (or fractional interests therein) as shall be necessary to eliminate such fractional interests, at a per share purchase price equal to the closing sale price for Parent Common Stock as reported on the New York Stock Exchange Compos-ite Transactions Tape for the second Business Day immediately preceding any such purchase. In such event, the Escrow Agent shall distribute to the ESOT Trustee (on behalf of the ESOT) or any such Shareholders who otherwise would have been entitled to fractional interests in shares of Parent Common Stock, the cash equivalent of such fractional shares (based on the purchase price as described above).

           Section 3.6 Other Distributions. After the Distribution Date and promptly following each acceptance of a Claim (other than an Asian Title Claim pending in respect of the Asia Region Forfeiture Shares) pursuant to Section 3.4(b) or resolution of any Disputed Amounts pursuant to Section 3.4(c), the Escrow Agent shall deliver to Parent, with a copy to the Shareholders' Representatives, a notice (the "Remaining Escrow Distri-bution Notice") of the Escrow Agent's calculation (which calculation, absent manifest error, shall be final and binding as to each of the parties hereto) of the remaining Escrow Shares in escrow (the "Remaining Escrow Shares") less the sum of (i) the number of Remaining Escrow Shares equal to the aggregate dollar amount of all Claims, if any, asserted pursuant to
Section 1.1, 2.1 or 2.2 of this Agreement (other than Asian Title Claims pending in respect of the Asia Region Forfeiture Shares) and set forth in Claim Notices that are subject to an unexpired Response Period pending as of the date of the Remaining Escrow Distribution Notice, in each case to which the Shareholders' Representatives have not responded pursuant to
Section 3.4(b) or (c) hereof, and (ii) the number of Remaining Escrow Shares equal to the aggregate dollar amount of all Disputed Amounts, if any, as of the date of the Escrow Distribution Notice with respect to Claims asserted pursuant to Section 1.1, 2.1 or 2.2 of this Agreement (other than Asian Title Claims pending in respect of the Asia Region Forfeiture Shares) (the Escrow Shares remaining after the deductions described in clause (i), (ii) and (iii) being herein called the "Remaining Escrow Distribution Shares").

           (b) The procedure for distributing the Remaining Escrow Distribution Shares shall be the same as the procedure for distributing the Distribution Shares as provided in Section 3.5 hereof.

           Section 3.7 Asia Region Forfeiture Shares. Notwithstand-ing anything to the contrary herein, for purposes of Sections 3.5 and 3.6, the term "Escrow Shares" shall not include the Asia Region Forfeiture Shares. No Asia Region Forfeiture Shares shall be distributed by the Escrow Agent to the Asia Region Shareholders until the date which is five
(5) Business Days prior to December 31, 2000 which date shall be the "Distribution Date" for purposes of distributing such Asia Region Forfei-ture Shares (and any related property) to the Asia Region Shareholders. Thereafter, the procedures followed for the distribution of Escrow Shares and Remaining Escrow Shares in Sections 3.5 and Section 3.6 shall be followed for the distribution of Asia Region Forfeiture Shares; provided that to the extent that any Asia Region Forfeiture Shares are distributable from the Escrow Fund, such shares shall be delivered to the Forfeiture Shares Escrow Agent pursuant to Section 1.3 of each Purchase Agreement.


                              ARTICLE IV

                           ADJUSTMENT SHARES

           Section 4.1 Acknowledgment of Receipt. On the Closing Date, the Buyers shall deliver to the Escrow Agent the Adjustment Shares, pursuant to, and in accordance with, Sections 1.2, 1.3 and 1.4 of each of the Purchase Agreements, in the name of the Escrow Agent (or its nominee), to be held as nominee and for the benefit of the ESOT and the Shareholders, together with any distributions, property or other rights distributed (including, without limitation, upon a stock split, stock dividend or other recapitalization of Parent), with respect to or in exchange for, or otherwise attaching to, the Adjustment Shares (the "Adjustment Shares Related Property"), as set forth in this Agreement. Each of the parties hereto acknowledges and agrees that the Adjustment Shares will not be issued in the name of the ESOT or any Shareholder, and the Adjustment Shares Related Property will not be distributed in the name of the ESOT or any Shareholder, until released to the ESOT Trustee (on behalf of the ESOT) or such Shareholder pursuant to this Agreement and Section 1.4 of the Purchase Agreements and each Shareholder agrees that such Shareholder shall not sell, transfer, encumber or otherwise dispose of any Adjustment Shares or any Adjustment Shares Related Property unless and until such Adjustment Shares are delivered, or such Adjustment Shares Related Property is distributed, to such Shareholder pursuant to the terms of this Agreement and Section 1.4 of the Purchase Agreements, and any purported transfer in violation of the foregoing restriction shall be null, void and of no force or effect. The Escrow Agent shall acknowledge receipt of the Adjustment Shares and any Adjustment Shares Related Property in writing to the Shareholders' Representatives and the Buyers, and agrees to hold and dispose of such Adjustment Shares and any Adjustment Shares Related Property in accordance with the terms and conditions set forth herein.

           Section 4.2 Delivery of Adjustment Shares. The Escrow Agent shall deliver the Adjustment Shares (together with any Adjustment Shares Related Property) to one or more of the Buyers, the ESOT Trustee (on behalf of the ESOT) or some or all of the Shareholders, in each case in accordance with the joint instructions of Parent and the Shareholders' Representatives, which instructions shall be given pursuant to Section 1.4 of the Purchase Agreements.


                               ARTICLE V

                 MATTERS RELATING TO THE ESCROW AGENT

           Section 5.1 Liability of the Escrow Agent. The Escrow Agent shall not be liable for any act it may do or omit to do hereunder as the Escrow Agent, while acting in good faith and in the exercise of its own best judgment and any act done or omitted by it pursuant to the written advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall not be answerable for any action taken pursuant to any notice, request, consent, certificate, order or other document in the belief that the same is genuine when signed or acknowledged by a proper person. The Escrow Agent shall not be under obligation to assure or monitor the performance by the Buyers, the JLW Sellers, the Shareholders' Representatives, the ESOT Trustee (on behalf of the ESOT), the Shareholders or the Related JLW Owners under the Purchase Agreements or any other Operative Agreements or to the performance of any duty specified herein by any party other than the Escrow Agent. The Buyers, the Shareholders and the Related JLW Owners agree to hold the Escrow Agent harmless and jointly and severally indemnify the Escrow Agent against any loss, liability, expenses (including attorney's fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accor-dance with the provisions of this Agreement, except for gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnities in this paragraph shall survive the resignation of the Escrow Agent or the termina-tion of this Agreement. The Escrow Agent's duties are only such as are specifically provided herein and under applicable law, and the Escrow Agent is not charged with any duties or responsibilities in connection with any other agreements or documents, including, without limitation, the Purchase Agreements. The Escrow Agent shall incur no liability whatsoever to the Buyers, the ESOT, the Shareholders or the Related JLW Owners, except for gross negligence or willful misconduct. The Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions contained herein. The Escrow Agent shall be able to rely conclusively on the instructions or actions of the Shareholders' Representatives as to the settlement of any claims of indemnification against the Escrow Fund (as defined in the Escrow Agreement) by any Indemnified Persons pursuant to this Agreement or any other actions expressly required or permitted to be taken by the Shareholders' Representatives hereunder, and no party hereun-der shall have any cause of action against the Escrow Agent to the extent the Escrow Agent has relied upon the instructions or actions of the Shareholders' Representatives. The costs and expenses of enforcing this right of indemnification shall also be paid by the Buyers and Shareholders.

           Section 5.2 The Escrow Agent Fees. The Buyers agree to pay the Escrow Agent a fee according to the fee letter attached hereto as
Exhibit 5. Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder, and the Buyers agree to pay equally all expenses of the Escrow Agent, including its attorney's reasonable fees and expenses, which it may incur in connection with the performance of its duties under this Agreement.

           Section  5.3     Resignation of Escrow Agent.  The Escrow
Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Escrow Agent shall have been appointed and shall have accepted such appointment in writing. Any such successor Escrow Agent shall be selected by mutual agreement of the Shareholders' Representatives and Parent. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within 30 days after the giving of such notice of resignation, the resigning Escrow Agent may, at the expense of the Buyers, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgement or decree shall be made or entered by any court affecting such property, or any part thereof, then in any such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgement or decree, which it is advised by legal counsel (of its own choosing) is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.


                              ARTICLE VI

                              DEFINITIONS

           Section 6.1 Certain Terms. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Purchase Agreements and where defined in more than one Purchase Agreement shall include the meaning ascribed to such term in each such Purchase Agreement. When used in this Agreement, the following terms shall have the meanings specified:

           "Closing Date" shall have, for purposes of Section 2.3 hereof, the meaning ascribed to such term in the Australasian Region Agreement and, for all other purposes of this Agreement, the meaning ascribed to such term in the Europe/USA Region Agreement.

           "Expenses" means any and all expenses reasonably incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, costs of investigation, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, financial advisors, consultants, accountants and other professionals and experts and other expenses of litigation).

           "Article III Entity" means, each of the Persons making repre-sentations and warranties under Article III of any Purchase Agreement, excluding the Management Shareholders

           "Joinder Agreement" means the Joinder Agreement in the form attached as Annex A either to the Europe/USA Region Agreement, the Asia Region Agreement or the Australasia Region Agreement.

           "Losses" means any and all Liabilities and all claims in respect thereof (including, without limitation, losses, damages, costs, obligations, settlement payments, awards, judgments, fines, interest, penalties, fees, deficiencies or other charges other than Expenses and expenses enforcing any arbitration award).

           "Recourse Claim" means, collectively:  (i) any Shareholder
Claim (but subject, in the case of any deemed Individual Shareholder Misrepresentation Claim or deemed Shareholder Covenant Claim, to the limitations set forth in clauses (iii) and (iv) of the last paragraph of
Section 1(a) hereof) and (ii) any Management Misrepresentation Claim. In no event shall any claim against the ESOT be deemed to be a Recourse Claim.

           "Shareholder Claim" means, collectively: (i) any Individual Shareholder Misrepresentation Claim (or deemed Shareholder Covenant Claim),
(ii) any Shareholder Covenant Claim (or deemed Individual Shareholder Misrepresentation Claim) and (iii) any claim for indemnification pursuant to Article II hereof.

           "Shareholders' Representatives" has the meaning set forth in the preamble and includes any successor to any Shareholders' Representa-tive, and alternate to any Shareholders' Representative appointed in accordance with the SCCA.

           "Tax Liability" means any Losses, Expenses or other liabilities relating to Tax for which an Indemnified Person could (subject to any applicable limitations or restrictions in the Operative Agreements) make a claim under Article I or Article II of this Agreement or, for the avoidance of doubt, under any indemnity or covenant contained in any of the Purchase Agreements.


                              ARTICLE VII

                             MISCELLANEOUS

           Section  7.1     Arbitration.   (a) All controversies with
respect to any Disputed Amount or any other claims for indemnification hereunder shall be finally settled (i) exclusively by arbitration (as provided herein) between Parent and the Shareholders' Representatives with respect to all claims subject to indemnification hereunder relating to the Escrow Fund, or (ii) except with respect to claims under the Stockholder Agreements, exclusively by arbitration (as provided herein) between Parent and the individual Shareholder or Shareholders and/or, if applicable, Related JLW Owner or Related JLW Owners with respect to all other claims subject to indemnification hereunder, in each case under clause (i) or (ii) above under the Arbitration Rules of the International Chamber of Commerce (the "ICC"), as amended from time to time (the "Rules") and as modified by this Agreement.

           (b) The arbitration shall be held in London, England or such other jurisdiction as the parties jointly select. The arbitration proceed-ings shall be conducted, and the award shall be rendered, in the English language. In the event of an arbitration involving two parties hereto, there shall be three arbitrators of whom each the claimant and the respon-dent shall select one in accordance with the Rules. The two arbitrators so nominated, once confirmed by the International Court of Arbitration of the ICC ("ICC Court"), shall nominate a third arbitrator to serve as chairman, such nomination to be made within 30 days of the confirmation by the ICC
Court of the second arbitrator.   If the first two arbitrators shall fail
to nominate a third arbitrator within said 30-day period, such third
arbitrator shall be appointed by the ICC Court.   In the event of an
arbitration involving more than two parties hereto, there shall be three arbitrators who shall be jointly nominated by the parties. If the parties fail so to nominate the arbitrators within 30 days from the date when the claimant(s)' notice of arbitration is communicated to the respondent(s), at the request of any party the arbitrators shall be appointed by the ICC Court within 30 days of such request.

           (c) Any arbitration award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between and among the parties regarding any claims, counter-claims, issues, or accounting presented to the arbitral tribunal. The parties hereby expressly agree that leave to appeal under Section 45 or Section 69 of the English Arbitra-tion Act 1996 may not be sought with respect to any question of law arising in the course of the arbitration or with respect to any award made. Judgment upon any award may be entered in any court having jurisdiction thereof but entry of such judgment will not be required to make such award effective.

           (d) Except as may otherwise be agreed in writing by the parties or as ordered by the arbitrators upon substantial justification shown, the hearing for any dispute will be held within 120 days after the arbitration panel has been finally determined. The arbitrators will state the factual and legal basis for the award. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

           Section 7.2 Entire Agreement; No Third Party Beneficia-ries. This Agreement and, as to the parties hereto other than the Escrow Agent, together with the Purchase Agreements and the other Operative Agreements, the Schedules and the other writings referenced herein or therein (a) constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or condi-tions, express or implied, written or oral, between the parties with respect hereto and (b) are not intended to confer upon any person other than the parties any rights or remedies hereunder.

           Section 7.3 Amendment, Extension and Waiver. This Agreement may be amended only in writing signed by Parent and the Share-holders' Representatives. Upon such amendment, the amendment shall be binding on all Shareholders and Related JLW Owners and the other parties hereto; provided that no such amendment shall increase the liability or adversely affect the individual rights of an individual Shareholder or Related JLW Owner, unless the affected Shareholder or Related JLW Owner shall have agreed in writing to be bound by such amendment.

           Section 7.4 Notices. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand-delivery, air courier or telecopier (with a copy also sent by hand delivery or air courier, which shall not alter the time at which the telecopier notice is deemed received), to the parties at the addresses set forth below (or to such other addresses or, in the case of copies, to such other Persons as shall be set forth in notices given in accordance with the provisions hereof). Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; upon transmis-sion thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, if telecopied; and the second business day after timely delivery to the courier, if sent by air courier.

           If (i) to any Shareholder or Related JLW Owner, if applicable, to the address set forth on the signature page of the Applicable Joinder Agreement for such Shareholder or (ii) to the ESOT Trustee, the address set forth on the signature page to the ESOT Joinder Agreement.

           If to the Shareholders' Representatives:

                 Robert Orr
                 c/o Jones Lang Wootton
                 22 Hanover Square
                 London WIA 2BN
                 England
                 Telephone: 44-171-493-6040
                 Fax:  44-171-408-0220

           and to:

                 Gerry Kipling
                 c/o Jones Lang Wootton Ltd
                 16th & 17th Floors
                 Dorset House
                 Taikoo Place
                 979 King's Road
                 Quarry Bay
                 Hong Kong
                 Telephone: 852-2846-5000
                 Fax: 852-2968-1008

           and to:

                 Ken Winterschladen
                 c/o Jones Lang Wootton
                 Grosvenor Place
                 225 George Street
                 Sydney NSW 2000
                 Australia
                 Telephone: 61-2-9323-5888
                 Fax:  61-2-9232-8120

           With a copy (which shall not constitute notice) given in the manner prescribed above, to:

                 Richard Jones
                 c/o Jones Lang Wootton
                 9 Queen Victoria Street
                 London EC4N 4YY
                 England
                 Telephone: 44-171-248 6040
                 Fax: 44-171-454-8888


           and to:

                 Christopher Radford
                 c/o Jones Lang Wootton Ltd
                 16th & 17th Floors
                 Dorset House
                 Taikoo Place
                 979 King's Road
                 Quarry Bay
                 Hong Kong
                 Telephone: 852-2846-5000
                 Fax:  852-2968-1008

           and to:

                 Andrew Martin
                 c/o Jones Lang Wootton
                 Grosvenor Place
                 225 George Street
                 Sydney NSW 2000
                 Australia
                 Telephone: 61-2-9323-5888
                 Fax:  61-2-9232-8120


           With a copy (which shall not constitute notice) given in the manner prescribed above, to:

                 Slaughter and May
                 35 Basinghall Street
                 London EC2V

                 Attn: Andrew McClean, Esq.
                 Telephone: (0171) 600-1200
                 Fax: (0171) 600-0289

           and to:

                 Sidley & Austin
                 875 Third Avenue
                 New York, NY 10022

                 Attn: James D. Johnson, Esq,
                 Telephone: (212) 906-2000
                 Fax: (212) 906-2021

           If to the Buyer:

                 LaSalle Partners Incorporated
                 200 East Randolph Street
                 Chicago, Illinois 60601
                 Attention: Chief Financial Officer
                 Telephone:  (312)782-5800
                 Fax:  (312)228-0980

           With a copy (which shall not constitute notice) given in the manner prescribed above, to:

                 Skadden, Arps, Slate, Meagher & Flom (Illinois)
                 333 West Wacker Drive
                 Chicago, Illinois 60606
                 Attention:  Rodd M. Schreiber, Esq.
                 Telephone:  (312) 407-0700
                 Fax:  (312) 407-0411

           If to the Escrow Agent:

                 Harris Trust and Savings Bank
                 311 West Monroe Street
                 Chicago, Illinois 60606
                 Attention:  Escrow Division/Marianne Tinerella
                 Telephone:  (312) 461-2420
                 Fax:  (312) 461-3525

           Section 7.5 Incorporated Provisions. The provisions of Sections 13.2, and Sections 13.8 through 13.14 of the Purchase Agreements shall be deemed incorporated herein, mutatis mutandis.

           IN WITNESS WHEREOF, the undersigned hereby execute this Indemnity and Escrow Agreement, by and among each Shareholder and, if applicable, its Related JLW Owner, and the duly authorized officer of each of the Buyers and the Escrow Agent, in each case as of the day and year first above written.

                            LASALLE PARTNERS INCORPORATED


                            By:
                            Name:
                            Title:


                            JLLINT, INC.


                            By:
                            Name:
                            Title:



                            JLLIP, INC.


                            By:
                            Name:
                            Title:



                            LPI (AUSTRALIA) HOLDINGS PTY LIMITED


                            By:
                            Name:
                            Title:



                            HARRIS TRUST AND SAVINGS BANK


                            By:
                            Name:
                            Title:

           IN WITNESS WHEREOF, the undersigned hereby execute(s) this Indemnity and Escrow Agreement, by and among each Shareholder and, if applicable, its Related JLW Owner, and the duly authorized officer of each of the Buyers and the Escrow Agent, in each case as of the day and year first above written.

SIGNATURE CONFIRMATION      SHAREHOLDER:


                                  Name:
                                  Address:

By:
Name:
Title:                            Telephone:
                                  Fax:
Dated:


SIGNATURE CONFIRMATION*           RELATED JLW OWNER:


                                  Name:
                                  Title:
                                  Address:
By:
Name:
Title:                            Telephone:
                                  Fax:
Dated: